EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-59580) pertaining to Goodrich Corporation Wage Employees’ Savings Plan of our report dated June 20, 2003, with respect to the financial statements of Goodrich Corporation Wage Employees’ Savings Plan included in this Transition Report (Form 11-K) for the transition period from December 30, 2002 to December 31, 2002.

/S/ ERNST & YOUNG LLP

Charlotte, North Carolina
June 24, 2003

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